Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-175289, 333-175287 and 333-175286) and Form S-8 (Nos. 333-181007, 333-175245 and 333-175244) of Marathon Petroleum Corporation of our report dated February 28, 2014 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Toledo, Ohio
February 28, 2014